Exhibit 99.1

ETRN and EQM Announce Shareholder and Limited Partner Approval of Merger

CANONSBURG, PA (June 15, 2020) — Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (NYSE: EQM) announced that, at a special meeting held earlier today, the shareholders of ETRN approved the issuance of shares of ETRN’s common stock and shares of ETRN’s preferred stock (collectively, ETRN stock issuance) in connection with ETRN’s proposed merger (Merger) with EQM. More than 99% of the total votes cast at ETRN’s special meeting were voted in favor of approving the ETRN stock issuance.

In addition, at a special meeting held earlier today, EQM’s limited partners voted to approve the merger agreement in connection with the Merger. The holders of more than 83% of EQM’s outstanding limited partner interests voted in favor of approving the merger agreement, and more than 99% of the total votes cast at the special meeting were voted in favor of approving the merger agreement.

The Merger is subject to customary closing conditions and is expected to close on June 17, 2020, at which time EQM’s common units will no longer be publicly traded on the New York Stock Exchange.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the non-economic general partner interest and a majority ownership of the limited partner interest in EQM.

About EQM Midstream Partners

EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC- regulated interstate pipelines and also owns and/or operates approximately 1,900 miles of high- and low-pressure gathering lines.

Cautionary Statement Regarding Forward-Looking Information

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN, EQM and their respective affiliates, including the potential timing of closing of the Merger and whether the conditions thereto will be satisfied. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s respective businesses and forward-looking statements include, but are not limited to, those set forth in ETRN’s publicly filed reports with the Securities and Exchange Commission (the SEC), including those set forth under Item 1A, “Risk Factors” of ETRN’s Form 10-K for the year ended December 31, 2019, as may have been or may be updated by Part II, Item 1A, “Risk Factors,” of ETRN’s subsequent Quarterly Reports on Form 10-Q filed with the SEC, and those set forth in EQM’s publicly filed reports with the SEC, including those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2019, as may have been or may be updated by Part II, Item 1A, “Risk Factors,” of EQM’s subsequent Quarterly Reports on Form 10-Q filed with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. ETRN and EQM assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Analyst/Investor inquiries:

Nate Tetlow — Vice President, Corporate Development and Investor Relations

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox — Communications and Corporate Affairs

ncox@equitransmidstream.com

Source: Equitrans Midstream Corporation

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